UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Forest Laboratories, Inc.

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FOREST LABORATORIES, INC.

SUPPLEMENTAL INFORMATION REGARDING PROPOSAL 3 (APPROVAL OF AMENDMENTS TO THE 2007 EQUITY INCENTIVE PLAN)

The following information relates to the proxy statement (the Proxy Statement) of Forest Laboratories, Inc. (the Company), dated July 8, 2013, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company (the Board) for the 2013 Annual Meeting of Stockholders and any adjournment or postponement thereof (the Annual Meeting). All capitalized terms used in this supplement to the Proxy Statement (the Supplement) and not otherwise defined herein have the meaning ascribed to them in the Proxy Statement. This information is in addition to the information required to be provided to the Company’s stockholders under the applicable proxy disclosure rules as set forth in the Proxy Statement.

 THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

 Supplemental Disclosure Concerning Proposal No. 3

As described in the Proxy Statement, the 2007 Equity Incentive Plan (the Equity Plan) is designed to attract, motivate, and retain talented employees and non-employee directors, align employee and stockholder interests, link employee compensation with Company performance and thereby serve to mitigate risks, and maintain a culture based on employee stock ownership. As of July 31, 2013, approximately 3,961,000 shares were available for grant under the 2007 Equity Incentive Plan. At the recommendation of the Compensation Committee, the Board approved a share increase of 28,000,000 subject to fungible share counting rules with a view to seeking stockholder approval for such changes.

In recommending to the Board the changes for which stockholder approval is being sought, the Compensation Committee received advice from its independent compensation consultant, Steven Hall & Partners, LLP, who evaluated the Equity Plan under the guidelines produced by the proxy advisory firm Institutional Shareholder Services Inc. (ISS) and proposed various models for structuring the share increase. The Compensation Committee approved one of the proposed models, adopting a share increase of 28,000,000 together with amendments to the share counting rules, pursuant to which each award granted after the 2013 Annual Meeting other than an option or SAR (such as a stock unit or share of restricted stock) would count as 2.45 shares against the share limit, rather than one share as under the current Equity Plan rules. The Company expects that shares available for grant under the Equity Plan, giving effect to the share increase and the fungible share counting rules proposed, would be sufficient to cover awards for at least the next three to four years.  In setting the amount of the share increase, the Board and the Compensation Committee also considered the historical amounts of equity awards granted by the Company in the past three years.  In fiscal years 2013, 2012 and 2011, the Company granted equity awards representing a total of approximately 3,391,000 shares, 4,997,000 shares and 4,513,000 shares, respectively (assuming applicable performance metrics are satisfied at the target levels).  Consequently, the Company’s three-year average equity expenditures, commonly  referred to as the burn rate, was 2.40%, which was significantly lower than both the average burn rate of 5.62% and maximum burn rate of 6.7% for the Company’s industry group under ISS’s applicable policy guidelines.  The Compensation Committee and Board intend to continue to consider the Company’s equity expenditures in a manner that effectively attracts, retains, and motivates individuals to achieve long-term value creation in line with the interests of our stockholders.

In setting the amount of the share increase for which stockholder approval is being sought in Proposal 3, the Board and the Compensation Committee also considered the total amount of shares underlying existing equity grants. The Company had outstanding, as of May 14, 2013, approximately 266,634,000 shares, including unvested shares of restricted stock. Accordingly, the Company’s approximately 17,574,000 shares underlying outstanding options, unvested shares of restricted stock and unvested stock units, along with the shares remaining available for grant under the Equity Plan (in each case assuming applicable performance metrics are satisfied at target levels), commonly referred to as the overhang, represented approximately 8.80% of the Company’s shares on a fully diluted basis.

The total potential dilution (as a percentage of shares of Company common stock on a fully diluted basis) associated with the approximately 32,382,000 shares (including the additional 28,000,000 shares) of Company common stock that would be available for issuance under the Equity Plan if Proposal 3 is approved by the Company’s stockholders is approximately 11.14% assuming all future awards are granted as restricted stock or stock units (assuming applicable performance metrics are satisfied at target levels) or approximately 16.49% assuming all future awards are granted as stock options or SARs.  In its proxy advisory report issued in connection with the Annual Meeting, ISS indicated that the median total potential dilution (on a fully diluted basis) for the Company’s industry group was 16.14%.

The historical burn rate and the potential dilution described above may not be indicative of what the actual amounts are in the future. The 2007 Equity Incentive Plan does not contemplate the amount or timing of specific equity awards (other than annual awards to non-employee directors which are made in connection with each annual meeting of Company stockholders). The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the Company has filed with the Securities and Exchange Commission.

In their respective proxy advisory reports issued in connection with the Annual Meeting, ISS and Glass Lewis & Co. have each recommended that stockholders vote FOR Proposal No. 3.

You may change your vote prior to the Annual Meeting by executing a valid proxy card bearing a later date and delivering it to us prior to the Annual Meeting at Forest Laboratories, Inc., Attention: Corporate Secretary, 909 Third Avenue, New York, New York 10022. You may withdraw your vote at the Annual Meeting and vote in person by giving written notice to our Corporate Secretary.  You may also revoke your vote without voting by sending written notice of revocation to our Corporate Secretary at the above address.  Attendance at the meeting will not by itself revoke a previously granted proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL NO. 3.

IF YOU HAVE ALREADY VOTED AND DO NOT WISH TO CHANGE YOUR VOTE, YOU DO NOT NEED TO DO ANYTHING. YOUR VOTE WILL BE TABULATED AS YOU INSTRUCTED.